EXHIBIT 23.2
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                              ACCOUNTANTS' CONSENT



Board of Directors
First Kansas Federal Savings Association:



We consent to the use in Amendment No. 1 of the Registration Statement of First Kansas Financial Corporation on Form SB-2 and the Application for Conversion on Form AC of our report dated February 18, 1998, on the consolidated financial statements of First Kansas Federal Savings Association and Subsidiary as of December 31, 1997 and 1996, and for the fiscal years ended December 31, 1997 and 1996, and to the reference to our firm under the heading "Experts" in the related prospectus.



/s/KPMG Peat Marwick LLP
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Kansas City, Missouri
April 27, 1998